                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Data Dimensions, Inc.
One Bellevue Center
411 - 108th Avenue NE, Suite 2100
Bellevue, Washington 98004

         RE:      DATA DIMENSIONS, INC. FORM S-8


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 13, 1998 relating to the financial statements of ST Labs, Inc., which appears in the Current Report on Form 8-K of Data Dimensions, Inc., dated August 7, 1998.



PRICEWATERHOUSECOOPERS LLP

Seattle, Washington
September 8, 1998